Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

Patricia Quaal
(952) 745-2758

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record First Quarter Earnings and EPS ($.83, up 11 percent)

FIRST QUARTER HIGHLIGHTS

•                                            Record diluted earnings per share of 83 cents, up 11 percent

•                                            Record net income of $60.1 million, up 7 percent

•                                            Return on average assets of 1.99 percent

•                                            Return on average common equity of 24.70 percent

•                                            Average Power Assets® increased $778.2 million, or 14 percent, from the first quarter of 2002

•                                            Net loan and lease charge-offs were $1.9 million, or .09 percent (annualized) of average loans and leases

•                                            Opened three new branches; plan to open 21 more new branches during the remainder of 2003

•                                            Average low-cost checking, savings and money market deposits increased $974.4 million, or 20 percent, from the first quarter of 2002

•                                            Increased checking accounts by 20,281 to 1,358,594 during the first quarter

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended March 31,
	2003	2002	Change
Net income	$60,127	$56,317	6.8%
Diluted earnings per common share	0.83	0.75	10.7

Financial Ratios
Return on average assets	1.99%	2.01%
Return on average common equity	24.70	24.68
Net interest margin	4.45	4.83

WAYZATA, MN, April 16, 2003 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported record diluted earnings per share of 83 cents for the 2003 first quarter, up 11 percent from 75 cents for the same period in 2002.  Net income was a record $60.1 million for the first quarter of 2003, up 7 percent from the same period in 2002.  For the first quarter of 2003, return on average assets was 1.99 percent and return on average common equity was 24.70 percent, essentially unchanged from the same period in 2002.

Chairman’s Statement

“In this time of economic uncertainty, TCF remains focused on its proven strategy of growing and cultivating our franchise,” said William A. Cooper, Chairman and CEO, “and we’ve delivered yet another solid quarter of results.”

Total Revenue

($ in thousands)	Three Months Ended March 31,
	2003	2002	$ Change	% Change
Net interest income	$122,412	$124,524	$(2,112)	(1.7)%
Fees and other revenue:
Fees and service charges	54,414	47,547	6,867	14.4
Debit card revenue	12,914	10,092	2,822	28.0
ATM revenue	10,415	10,813	(398)	(3.7)
Investments and insurance commissions	3,520	3,232	288	8.9
Total banking fees and other revenue	81,263	71,684	9,579	13.4
Leasing and equipment finance	13,607	14,796	(1,189)	(8.0)
Mortgage banking	(430)	3,658	(4,088)	N.M.
Other	2,076	4,786	(2,710)	(56.6)
Total fees and other revenue	96,516	94,924	1,592	1.7
Top-line revenue	218,928	219,448	(520)	(0.2)
Gains on sales of securities available for sale	21,137	6,044	15,093	N.M.
Gains (losses) on termination of debt	(6,576)	—	(6,576)	N.M.
Gains on sales of branches	—	1,962	(1,962)	N.M.
Subtotal	14,561	8,006	6,555	81.9
Total revenue	$233,489	$227,454	$6,035	2.7

Net interest margin	4.45%	4.83%
Fees and other revenue as a % of top-line revenue	44.09	43.26
Fees and other revenue as a % average assets	3.20	3.39

N.M.  Not meaningful.

Net Interest Income

TCF’s net interest income decreased $2.1 million, or 2 percent, to $122.4 million in the first quarter of 2003, compared with $124.5 million for the same 2002 period.  Net interest margin in the first quarter was

4.45 percent, compared with 4.83 percent last year and 4.59 percent in the fourth quarter of 2002.  The decline in both net interest income and net interest margin is primarily the result of continued low interest rates and the resulting prepayment and refinancing of higher yielding assets.  “With interest rates at record low levels, our strategy is to sell higher coupon mortgage-backed securities, with higher prepayment rates, and realize the gains.  We will wait for interest rates to rise before reinvesting in securities with long maturities.  At current interest rate levels, we believe it is better to be a seller rather than a buyer of long-term fixed rate securities.  While this strategy will negatively impact our net interest income in the short term, we believe it to be the best long-term strategy," said Cooper.  During the 2003 first quarter, TCF realized gains of $21.1 million.  At March 31, 2003, the unrealized gain on TCF’s mortgage-backed securities available for sale portfolio was $49.4 million.

Interest Rate Risk

TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months) was a positive $833.7 million, or 7 percent of total assets, at March 31, 2003, compared with a positive $1.1 billion, or 9 percent of total assets, at December 31, 2002.   Although the one-year gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements, TCF believes the interest-rate gap is an important indication of its exposure to interest-rate risk.  The positive one-year gap is largely the result of the current low interest rate environment in which TCF and the banking industry as a whole are experiencing sharp increases in prepayments of higher-yielding mortgage-backed securities, residential real estate loans and fixed-rate consumer and commercial real estate loans. Also impacting the gap is significant customer demand for variable-rate consumer and commercial loan products, in addition to the growth in deposits, resulting in reduced variable-rate borrowings.  If interest rates remain at current levels or fall further, the net interest margin will compress and net interest income may decline.

Non-interest Income

Total non-interest income was $111.1 million for the first quarter of 2003, up $8.1 million, or 8 percent, from the 2002 first quarter.  Banking fees and other revenue increased $9.6 million, or 13 percent during the quarter as a result of TCF’s expanding branch network and customer base.  Leasing and equipment finance revenue was $13.6 million for the first three months of 2003, down $1.2 million from the same period of 2002.  The decline in leasing and equipment finance revenue was the result of fewer sales-type leasing transactions, which fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.  Mortgage banking revenue decreased $4.1 million and was a negative $430 thousand in the first quarter of 2003, compared with revenue of $3.7 million for the same 2002 period, resulting from a $13.4 million increase in amortization and impairment of mortgage servicing rights.

During the 2003 first quarter, TCF took advantage of market conditions and sold $532.2 million of mortgage-backed securities and realized gains of $21.1 million.  In addition, and in connection with these securities sales, TCF prepaid $150 million of higher cost Federal Home Loan Bank (“FHLB”) advances and recorded losses on termination of debt of $6.6 million.  The prepayment of higher cost FHLB advances reduces future interest expense.  TCF may, from time to time, sell additional mortgage-backed securities at gains as market conditions warrant.

New Branch Expansion

TCF opened three new branches during the first quarter of 2003, one in a Jewel-Osco® store in Illinois and two in Cub Foods® stores in Minnesota.  TCF has now opened 223 new branches since January 1998—these branches comprise 57 percent of all TCF branches.  TCF currently has 392 branches, including 241 full service branches in supermarkets and has new branches under development in each of its markets.  TCF plans to open 21 more new branches during the remainder of 2003, consisting of 18 traditional branches and three supermarket branches.

(# of branches)	At March 31, 2003	At March 31, 2002	At December 31, 1997
Minnesota	96	90	75
Illinois	188	179	47
Wisconsin	35	33	28
Michigan	53	56	60
Colorado	15	13	7
Indiana	5	5	0
	392	376	217

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth. TCF’s consumer loan average balances increased $527.5 million, or 21 percent, and commercial real estate loan average balances have increased $165.3 million, or 10 percent, from the first quarter of 2002.  “Our consumer home equity lending business had strong growth in the first quarter of 2003,” said Cooper, “and our commercial real estate and leasing and equipment finance businesses also grew despite the continued difficult business climate.”

	Average Balances for the Three Months Ended March 31,
($ in thousands)	2003	2002	$ Change	% Change
Loans and leases*:
Consumer	$3,047,799	$2,520,258	$527,541	20.9%
Commercial real estate	1,848,125	1,682,801	165,324	9.8
Commercial business	438,681	431,542	7,139	1.7
Leasing and equipment finance	1,039,213	961,006	78,207	8.1
Power Assets	$6,373,818	$5,595,607	$778,211	13.9

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“In this highly competitive environment, TCF continued to increase its checking account base in the first quarter of 2003 by 20,281 accounts to 1,358,594,” said Cooper.  Average Power Liabilities totaled $7.7 billion for the first quarter of 2003 with an average rate paid on these deposits of .96 percent, down 43 basis points from the same period in 2002.  Checking, savings and money market average balances increased $974.4 million, or 20 percent, from the first quarter of 2002; checking balances increased 15 percent, savings balances increased 49 percent, and money market balances decreased 7 percent.  In this low interest rate environment, TCF continued to experience a decline in certificates of deposit, as other lower-cost funding sources were available to TCF.

	Average Balances and Rates for the Three Months Ended March 31,
($ in thousands)	2003	2002	$ Change		% Change
Checking	$2,858,113	$2,495,581	$362,532		14.5%
Savings	2,057,542	1,381,574	675,968		48.9
Money market	886,552	950,603	(64,051)		(6.7)
Subtotal	5,802,207	4,827,758	974,449		20.2
Certificates	1,901,136	2,214,547	(313,411)		(14.2)
Power Liabilities	$7,703,343	$7,042,305	$661,038		9.4

Number of checking accounts, period-end	1,358,594	1,284,044	74,550		5.8
Average rate on deposits	.96%	1.39%	(43)	bps	N/A

N/A  Not Applicable

Supermarket Banking

“Our position as the most convenient bank in our markets is enhanced by our supermarket branches.  Open seven days a week with extended hours and 363 days a year, we offer our customers one-stop banking and shopping that fits their busy schedules,” said Cooper.  TCF’s supermarket operation experienced a 23 percent increase in average deposits during the first quarter of 2003, compared with the first quarter of 2002, and a 16 percent gain in average consumer loans outstanding.  Total supermarket banking fees and other revenue for the first quarter of 2003 were $38.4 million, an increase of $5.1 million, or 15 percent over the first quarter of 2002.  TCF now has 241 full-service supermarket branches, and is the fourth largest supermarket banking branch system in the country.

In the 2003 first quarter, TCF closed five branches in Michigan when Kmart closed certain stores in that market and one other supermarket branch in Colorado.  The accounts in these branches were transferred to other nearby TCF branches.  In conjunction with these branch closures, TCF wrote off $711 thousand in leasehold improvements.

	At or For the Quarter Ended March 31,
($ in thousands)	2003	2002	$ Change		% Change
Number of branches (period-end)	241	236	5		2.1%
Number of deposit accounts (period-end)	825,935	773,370	52,565		6.8
Average Deposits:
Checking	$718,736	$605,300	$113,436		18.7
Savings	496,801	274,692	222,109		80.9
Money market	107,556	127,606	(20,050)		(15.7)
Subtotal	1,323,093	1,007,598	315,495		31.3
Certificates	223,831	252,416	(28,585)		(11.3)
Total Power Liabilities	$1,546,924	$1,260,014	$286,910		22.8

Average rate on deposits	.73%	1.11%	(38)	bps	N/A
Average consumer loans outstanding	$362,428	$311,570	$50,858		16.3
Total fees and other revenue	38,423	33,316	5,107		15.3

N/A  Not Applicable

Non-interest Expense

Non-interest expense totaled $138.4 million for the 2003 first quarter, a 5 percent increase from the 2002 first quarter.  The increase was primarily due to costs associated with de novo expansion, higher levels of mortgage banking production and prepayment activity, additional advertising and promotions expense focused on the expansion and retention of TCF’s deposit customer base, as well as the previously mentioned write-off of leasehold improvements related to closed supermarket branches.

	Three Months Ended March 31,
($ in thousands)	2003	2002	$ Change	% Change
Compensation and employee benefits	$76,599	$72,292	$4,307	6.0%
Occupancy and equipment	21,599	20,262	1,337	6.6
Advertising and promotions	6,353	5,330	1,023	19.2
Deposit account losses	3,713	4,283	(570)	(13.3)
Other	30,167	29,130	1,037	3.6
Total non-interest expense	$138,431	$131,297	$7,134	5.4

Credit Quality

The provision for credit losses was $2.7 million for the first three months of 2003, down from $9.2 million in the same period in 2002, reflecting the decline in net charge-offs, non-accrual loans and leases and delinquencies.  At March 31, 2003, TCF’s allowance for loan and lease losses totaled $77.8 million, or .97 percent of loans and leases, compared with $77 million, or .95 percent, at December 31, 2002.  Net loan and lease charge-offs were $1.9 million, or .09 percent (annualized) of average loans and leases, in the 2003 first quarter, down from $8.7 million, or .43 percent (annualized), respectively in the first quarter of 2002. “TCF’s credit quality was excellent in the first quarter of 2003 and reflects our emphasis on secured lending,” said Cooper.  Leasing and equipment finance net charge-offs were $971 thousand, or .37 percent (annualized) of related average loans and leases, during the 2003 first quarter down from $2.4 million, or .99 percent (annualized), for the 2002 first quarter.  At March 31, 2003, TCF’s over-30-day delinquency rate was .49 percent, down from .57 percent at December 31, 2002, driven by a $6.3 million decline in commercial real estate delinquencies during the quarter.  The over-30-day delinquency rate for the leasing and equipment finance portfolio was 1.01 percent at March 31, 2003, essentially unchanged from December 31, 2002.  Non-accrual loans and leases were $41 million, or .51 percent of net loans and leases, at March 31, 2003, down from $43.6 million, or .54 percent, at December 31, 2002.  Total non-performing assets were $67.5 million, or .56 percent of total assets, at March 31, 2003, down from $70.2 million, or .58 percent, at December 31, 2002.

	Three Months Ended March 31,
($ in thousands)	2003	2002
Allowance for loan and lease losses:
Balance at beginning of period	$77,008	$75,028
Net (charge-offs) recoveries:
Consumer	(1,045)	(915)
Commercial real estate	(2)	(439)
Commercial business	84	(4,996)
Leasing and equipment finance	(971)	(2,378)
Residential real estate	29	2
Total	(1,905)	(8,726)
Provision for credit losses	2,710	9,154
Balance at end of period	$77,813	$75,456

Allowance for loan and lease losses as a percentage of total loans and leases	.97%	.93%

Annualized net loan and lease charge-offs as a percentage of average total loans and leases	.09%	.43%

Mortgage Banking

TCF’s mortgage banking operations funded $729.6 million in loans during the first quarter of 2003, up from $574.8 million in the first quarter of 2002, primarily reflecting continued record levels of refinance activity.  Mortgage banking revenue decreased $4.1 million and was a negative $430 thousand in the first quarter of 2003, compared with revenue of $3.7 million for the same 2002 period.  The decline in mortgage banking revenue resulted from an increase in amortization and impairment of mortgage servicing rights of $13.4 million, as TCF continued to experience strong refinance activity and high prepayments in the servicing portfolio.  The increased amortization and impairment were partially offset by the increased loan production activity and the related increase in gains on sales of loans.  TCF’s third party servicing portfolio was $5.4 billion at March 31, 2003, an increase of $479.8 million, or 10 percent, from March 31, 2002.  The related capitalized mortgage servicing rights asset was $53 million at March 31, 2003, or .97 percent of the servicing portfolio.

	At March 31,
($ in thousands)	2003		2002		$ Change	% Change
Third-party servicing portfolio	$5,431,456		$4,951,672		$479,784	9.7%
Weighted average note rate	6.50%		7.03%			(53	)bps
Mortgage applications in process	$763,969		$444,189		$319,780	72.0%
Mortgage servicing rights	$52,953		$62,771		$(9,818)	(15.6)
- As a percentage of servicing portfolio	0.97%		1.27%			(30	)bps
- As a multiple of service fees	3.0	X	3.9	X

	Three Months Ended March 31,
($ in thousands)	2003	2002	$ Change	% Change
Servicing income	$5,433	$4,646	$787	16.9%
Less mortgage servicing:
Amortization	7,801	3,925	3,876	98.8
Impairment	9,500	—	9,500	N.M.
Subtotal	17,301	3,925	13,376	N.M.
Net servicing income (loss)	(11,868)	721	(12,589)	N.M.
Gains on sales of loans	10,626	2,144	8,482	N.M.
Other income	812	793	19	2.4
Total mortgage banking	$(430)	$3,658	$(4,088)	N.M.

N.M.  Not meaningful.

Income Taxes

TCF’s income tax expense was $32.2 million for the first quarter of 2003, or 34.9% of income before income tax expense, compared with $30.7 million, or 35.3% of income before income tax expense, for the comparable 2002 period.

Capital

TCF repurchased 757,097 shares of its common stock during the 2003 first quarter at an average cost of $41.72 per share.  TCF has 2.8 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 22.4 million shares of its stock, at an average cost of $32.05 per share.

($ in thousands, except per-share data)	At March 31, 2003		At December 31, 2002
Stockholders’ equity	$971,413		$977,020
Tangible equity	$818,795		$823,985
Stockholders’ equity to total assets	8.01%		8.01%
Tangible equity to total assets	6.75%		6.75%
Book value per common share	$13.29		$13.23
Tangible book value per common share	$11.20		$11.16

Total risk-based capital	$864,199	11.09%	$850,694	10.95%
Total risk-based capital requirement	$623,218	8.00%	$621,657	8.00%

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on April 16, 2003 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $12.1 billion in assets.  TCF has more than 390 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release contains “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage banking business, which could adversely affect earnings; results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and periodic reports on Forms 10-Q, 10-K and 8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002	$ Change	% Change
Interest income:
Loans and leases	$131,721	$151,751	$(20,030)	(13.2)%
Securities available for sale	33,764	24,591	9,173	37.3
Loans held for sale	5,226	6,320	(1,094)	(17.3)
Investments	1,403	1,709	(306)	(17.9)
Total interest income	172,114	184,371	(12,257)	(6.6)
Interest expense:
Deposits	18,477	24,500	(6,023)	(24.6)
Borrowings	31,225	35,347	(4,122)	(11.7)
Total interest expense	49,702	59,847	(10,145)	(17.0)
Net interest income	122,412	124,524	(2,112)	(1.7)
Provision for credit losses	2,710	9,154	(6,444)	(70.4)
Net interest income after provision for credit losses	119,702	115,370	4,332	3.8
Non-interest income:
Fees and service charges	54,414	47,547	6,867	14.4
Debit card revenue	12,914	10,092	2,822	28.0
ATM revenue	10,415	10,813	(398)	(3.7)
Investments and insurance commissions	3,520	3,232	288	8.9
Subtotal	81,263	71,684	9,579	13.4
Leasing and equipment finance	13,607	14,796	(1,189)	(8.0)
Mortgage banking	(430)	3,658	(4,088)	N.M.
Other	2,076	4,786	(2,710)	(56.6)
Fees and other revenue	96,516	94,924	1,592	1.7
Gains on sales of securities available for sale	21,137	6,044	15,093	N.M.
Gains (losses) on termination of debt	(6,576)	—	(6,576)	(100.0)
Gains on sales of branches	—	1,962	(1,962)	(100.0)
Other non-interest income	14,561	8,006	6,555	81.9
Total non-interest income	111,077	102,930	8,147	7.9
Non-interest expense:
Compensation and employee benefits	76,599	72,292	4,307	6.0
Occupancy and equipment	21,599	20,262	1,337	6.6
Advertising and promotions	6,353	5,330	1,023	19.2
Other	33,880	33,413	467	1.4
Total non-interest expense	138,431	131,297	7,134	5.4
Income before income tax expense	92,348	87,003	5,345	6.1
Income tax expense	32,221	30,686	1,535	5.0
Net income	$60,127	$56,317	$3,810	6.8

Net income per common share:
Basic	$.83	$.75	$.08	10.7
Diluted	$.83	$.75	$.08	10.7

Dividends declared per common share	$.325	$.2875	$.0375	13.0

Average common and common equivalent shares outstanding:
Basic	72,021	74,953	(2,932)	(3.9)
Diluted	72,288	75,314	(3,026)	(4.0)

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At March 31, 2003	At December 31, 2002	At March 31, 2002	% Change from
				December 31, 2002	March 31, 2002

ASSETS

Cash and due from banks	$371,489	$416,397	$341,622	(10.8)%	8.7%
Investments	122,957	153,722	153,966	(20.0)	(20.1)
Securities available for sale	2,442,724	2,426,794	1,556,798.7		56.9
Loans held for sale	463,829	476,475	416,413	(2.7)	11.4
Loans and leases:
Consumer	3,137,517	3,005,882	2,565,920	4.4	22.3
Commercial real estate	1,858,070	1,835,788	1,721,038	1.2	8.0
Commercial business	446,929	440,074	438,697	1.6	1.9
Leasing and equipment finance	1,042,663	1,039,040	967,675.3		7.7
Subtotal	6,485,179	6,320,784	5,693,330	2.6	13.9
Residential real estate	1,568,430	1,800,344	2,458,431	(12.9)	(36.2)
Total loans and leases	8,053,609	8,121,128	8,151,761	(.8)	(1.2)
Allowance for loan and lease losses	(77,813)	(77,008)	(75,456)	1.0	3.1
Net loans and leases	7,975,796	8,044,120	8,076,305	(.8)	(1.2)
Premises and equipment	248,697	243,452	224,159	2.2	10.9
Goodwill	145,462	145,462	145,462	—	—
Deposit base intangibles	7,156	7,573	8,826	(5.5)	(18.9)
Mortgage servicing rights	52,953	62,644	62,771	(15.5)	(15.6)
Other assets	296,209	225,430	184,261	31.4	60.8
	$12,127,272	$12,202,069	$11,170,583	(.6)	8.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,070,512	$2,864,896	$2,675,060	7.2	14.8
Savings	2,108,587	2,041,723	1,486,089	3.3	41.9
Money market	888,996	884,614	947,345.5		(6.2)
Subtotal	6,068,095	5,791,233	5,108,494	4.8	18.8
Certificates	1,897,243	1,918,755	2,185,478	(1.1)	(13.2)
Total deposits	7,965,338	7,709,988	7,293,972	3.3	9.2
Short-term borrowings	774,603	842,051	324,575	(8.0)	138.7
Long-term borrowings	1,993,287	2,268,244	2,286,137	(12.1)	(12.8)
Total borrowings	2,767,890	3,110,295	2,610,712	(11.0)	6.0
Accrued expenses and other liabilities	422,631	404,766	344,052	4.4	22.8
Total liabilities	11,155,859	11,225,049	10,248,736	(.6)	8.9
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,539,643; 92,638,937 and 92,657,300 shares issued	925	926	927	(.1)	(.2)
Additional paid-in capital	516,159	518,813	520,199	(.5)	(.8)
Retained earnings, subject to certain restrictions	1,148,361	1,111,955	999,980	3.3	14.8
Accumulated other comprehensive income (loss)	31,462	46,102	(1,871)	(31.8)	N.M.
Treasury stock at cost, 19,420,229; 18,783,051 and 16,183,703 shares, and other	(725,494)	(700,776)	(597,388)	3.5	21.4
Total stockholders’ equity	971,413	977,020	921,847	(.6)	5.4
	$12,127,272	$12,202,069	$11,170,583	(.6)	8.6

N.M.  Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended March 31, 2003				At or For the Year Ended December 31, 2002
		Allowance as a % of Portfolio				Allowance as a % of Portfolio
			Net Charge-offs(1)				Net Charge-offs
	Allowance		$	%	Allowance		$	%
Consumer	$8,505.27%		$1,045.14		$8,532.28%		$3,974.15
Commercial real estate	24,388	1.31	2	—	22,176	1.21	2,138.12
Commercial business	13,868	3.10	(84)	(.08)	15,910	3.62	5,898	1.35
Leasing and equipment finance	13,637	1.31	971.37		12,881	1.24	7,966.80
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	76,537	1.18	1,934.12		75,638	1.20	19,976.34
Residential real estate	1,276.08		(29)	(.01)	1,370.08		50	—
Total	$77,813.97		$1,905.09		$77,008.95		$20,026.25

Non-performing assets:

	At March 31, 2003	At December 31, 2002	At March 31, 2002	$ Change from
				December 31, 2002	March 31, 2002

Non-accrual loans and leases:
Consumer	$11,496	$11,163	$15,256	$333	$(3,760)
Commercial real estate	2,984	3,213	4,885	(229)	(1,901)
Commercial business	4,642	4,777	5,100	(135)	(458)
Leasing and equipment finance, net	15,664	17,127	17,022	(1,463)	(1,358)
Residential real estate	5,501	5,798	7,292	(297)	(1,791)
Total non-accrual loans and leases, net	40,287	42,078	49,555	(1,791)	(9,268)
Non-recourse discounted lease rentals	700	1,562	189	(862)	511
Total non-accrual loans and leases, gross	40,987	43,640	49,744	(2,653)	(8,757)
Other real estate owned:
Residential real estate	17,458	16,479	12,983	979	4,475
Commercial real estate	9,042	10,093	7,779	(1,051)	1,263
Total other real estate owned	26,500	26,572	20,762	(72)	5,738
Total non-performing assets, gross	$67,487	$70,212	$70,506	$(2,725)	$(3,019)

Total non-performing assets, net	$66,787	$68,650	$70,317	$(1,863)	$(3,530)

Delinquency data (2):

	At March 31, 2003		At December 31, 2002		At March 31, 2002
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$18,255.58%		$19,067.64%		$16,718.66%
Commercial real estate	548.03		6,835.37		790.05
Commercial business	611.14		555.13		868.20
Leasing and equipment finance	10,416	1.01	10,159	1.00	13,819	1.45
Residential real estate	9,503.61		9,708.54		12,112.49
Total	$39,333.49		$46,324.57		$44,307.55

Potential Problem Loans (3):

	At March 31, 2003	At December 31, 2002	At March 31, 2002	$ Change from
(Dollars in thousands)				December 31, 2002	March 31, 2002

Consumer	$4,500	$4,500	$715	$—	$3,785
Commercial real estate	29,522	30,132	10,781	(610)	18,741
Commercial business	27,092	33,408	38,293	(6,316)	(11,201)
Leasing and equipment finance	18,284	15,314	13,055	2,970	5,229
	$79,398	$83,354	$62,844	$(3,956)	$16,554

(1)          Annualized.

(2)          Excludes non-accrual loans and leases.

(3)          Consists of loans and leases classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2003			2002
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$118,828	$1,403	4.72%	$155,725	$1,709	4.39%
Securities available for sale	2,341,002	33,764	5.77	1,513,146	24,591	6.50
Loans held for sale	488,110	5,226	4.28	440,661	6,320	5.74
Loans and leases:
Consumer	3,047,799	51,653	6.78	2,520,258	50,691	8.05
Commercial real estate	1,848,125	28,054	6.07	1,682,801	28,837	6.85
Commercial business	438,681	4,775	4.35	431,542	5,736	5.32
Leasing and equipment finance	1,039,213	20,279	7.81	961,006	21,943	9.13
Subtotal	6,373,818	104,761	6.57	5,595,607	107,207	7.66
Residential real estate	1,680,170	26,960	6.42	2,599,509	44,544	6.85
Total loans and leases	8,053,988	131,721	6.54	8,195,116	151,751	7.41

Total interest-earning assets	11,001,928	172,114	6.26	10,304,648	184,371	7.16

Other assets	1,075,990			901,718

Total assets	$12,077,918			$11,206,366

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,083,099			$1,760,182
Interest-bearing deposits:
Checking	990,411	304.12		873,251	370.17
Savings	1,842,145	3,618.79		1,243,722	2,418.78
Money market	886,552	1,544.70		950,603	2,660	1.12
Subtotal	3,719,108	5,466.59		3,067,576	5,448.71
Certificates	1,901,136	13,011	2.74	2,214,547	19,052	3.44
Total interest-bearing deposits	5,620,244	18,477	1.32	5,282,123	24,500	1.86

Total deposits	7,703,343	18,477.96		7,042,305	24,500	1.39

Borrowings:
Short-term borrowings	869,735	2,830	1.30	622,003	2,753	1.77
Long-term borrowings	2,080,713	28,395	5.46	2,289,309	32,594	5.69
Total borrowings	2,950,448	31,225	4.23	2,911,312	35,347	4.86

Total deposits and borrowings	10,653,791	49,702	1.87	9,953,617	59,847	2.41

Other liabilities	450,534			339,894

Total liabilities	11,104,325			10,293,511

Stockholders’ equity	973,593			912,855

Total liabilities and stockholders’ equity	$12,077,918			$11,206,366

Net interest income and margin		$122,412	4.45%		$124,524	4.83%

(1)  Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002	Jun. 30, 2002	Mar. 31, 2002
Interest income:
Loans and leases	$131,721	$139,807	$145,424	$148,711	$151,751
Securities available for sale	33,764	34,324	30,814	28,543	24,591
Loans held for sale	5,226	6,492	4,436	5,216	6,320
Investments	1,403	1,729	1,732	1,764	1,709
Total interest income	172,114	182,352	182,406	184,234	184,371
Interest expense:
Deposits	18,477	21,280	24,282	25,324	24,500
Borrowings	31,225	34,449	34,355	34,601	35,347
Total interest expense	49,702	55,729	58,637	59,925	59,847
Net interest income	122,412	126,623	123,769	124,309	124,524
Provision for credit losses	2,710	4,067	4,071	4,714	9,154
Net interest income after provision for credit losses	119,702	122,556	119,698	119,595	115,370
Non-interest income:
Fees and service charges	54,414	62,359	59,041	57,104	47,547
Debit card revenue	12,914	12,805	11,815	11,511	10,092
ATM revenue	10,415	10,734	12,036	11,760	10,813
Investments and insurance commissions	3,520	4,909	4,272	3,435	3,232
Subtotal	81,263	90,807	87,164	83,810	71,684
Leasing and equipment finance	13,607	11,857	13,136	11,839	14,796
Mortgage banking	(430)	1,868	(1,373)	2,826	3,658
Other	2,076	1,525	3,648	3,313	4,786
Fees and other revenue	96,516	106,057	102,575	101,788	94,924
Gains on sales of securities available for sale	21,137	2,830	2,662	—	6,044
Gains (losses) on termination of debt	(6,576)	—	—	—	—
Gains on sales of branches	—	—	—	—	1,962
Other non-interest income	14,561	2,830	2,662	—	8,006
Total non-interest income	111,077	108,887	105,237	101,788	102,930
Non-interest expense:
Compensation and employee benefits	76,599	76,314	72,804	72,885	72,292
Occupancy and equipment	21,599	21,799	20,539	20,531	20,262
Advertising and promotions	6,353	5,121	5,640	5,803	5,330
Other	33,880	37,729	35,240	32,667	33,413
Total non-interest expense	138,431	140,963	134,223	131,886	131,297
Income before income tax expense	92,348	90,480	90,712	89,497	87,003
Income tax expense	32,221	30,704	31,845	31,526	30,686
Net income	$60,127	$59,776	$58,867	$57,971	$56,317

Net income per common share:
Basic	$.83	$.83	$.81	$.78	$.75
Diluted	$.83	$.82	$.80	$.78	$.75

Dividends declared per common share	$.325	$.2875	$.2875	$.2875	$.2875

Financial Ratios (1):

Return on average assets	1.99%	1.97%	2.03%	2.04%	2.01%
Return on average common equity	24.70	25.17	25.53	25.36	24.68
Average total equity to average assets	8.06	7.82	7.96	8.03	8.15
Average tangible equity to average assets	6.80	6.56	6.64	6.68	6.77
Net interest margin	4.45	4.59	4.68	4.76	4.83

(1)  Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(Dollars in thousands, except per-share data)

(Unaudited)

	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	Jun. 30, 2002	Mar. 31, 2002
ASSETS

Cash and due from banks	$332,705	$352,540	$330,864	$319,076	$340,522
Investments	118,828	154,252	155,171	154,313	155,725
Securities available for sale	2,341,002	2,288,409	1,934,711	1,774,182	1,513,146
Loans held for sale	488,110	552,687	387,134	369,649	440,661
Loans and leases:
Consumer	3,047,799	2,933,094	2,765,167	2,627,616	2,520,258
Commercial real estate	1,848,125	1,800,915	1,769,144	1,730,419	1,682,801
Commercial business	438,681	428,466	438,350	443,596	431,542
Leasing and equipment finance	1,039,213	1,025,439	1,009,301	986,082	961,006
Subtotal	6,373,818	6,187,914	5,981,962	5,787,713	5,595,607
Residential real estate	1,680,170	1,844,653	2,125,902	2,349,500	2,599,509
Total loans and leases	8,053,988	8,032,567	8,107,864	8,137,213	8,195,116
Allowance for loan and lease losses	(77,509)	(76,280)	(75,510)	(73,721)	(76,159)
Net loans and leases	7,976,479	7,956,287	8,032,354	8,063,492	8,118,957
Premises and equipment	247,453	239,226	230,392	226,697	221,153
Goodwill	145,462	145,462	145,462	145,462	145,462
Deposit base intangibles	7,362	7,778	8,197	8,617	9,035
Mortgage servicing rights	61,561	63,694	66,406	65,544	60,957
Other assets	358,956	383,817	294,646	255,727	200,748
	$12,077,918	$12,144,152	$11,585,337	$11,382,759	$11,206,366

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$2,858,113	$2,774,972	$2,676,780	$2,651,200	$2,495,581
Savings	2,057,542	2,019,908	1,855,037	1,613,791	1,381,574
Money market	886,552	885,493	911,317	930,961	950,603
Subtotal	5,802,207	5,680,373	5,443,134	5,195,952	4,827,758
Certificates	1,901,136	1,957,574	2,084,474	2,181,326	2,214,547
Total deposits	7,703,343	7,637,947	7,527,608	7,377,278	7,042,305
Short-term borrowings	869,735	827,590	444,717	400,590	622,003
Long-term borrowings	2,080,713	2,265,663	2,275,757	2,281,452	2,289,309
Total borrowings	2,950,448	3,093,253	2,720,474	2,682,042	2,911,312
Accrued expenses and other liabilities	450,534	462,862	414,820	409,246	339,894
Total liabilities	11,104,325	11,194,062	10,662,902	10,468,566	10,293,511
Stockholders’ equity:
Common stock	926	926	926	927	927
Additional paid-in capital	515,972	518,585	518,246	520,698	518,572
Retained earnings	1,125,330	1,087,530	1,050,085	1,014,865	977,886
Accumulated other comprehensive income	40,928	38,265	23,327	13,807	6,656
Treasury stock at cost and other	(709,563)	(695,216)	(670,149)	(636,104)	(591,186)
Total stockholders’ equity	973,593	950,090	922,435	914,193	912,855
	$12,077,918	$12,144,152	$11,585,337	$11,382,759	$11,206,366